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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Epocrates, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1100 Park Place, Suite 300
San Mateo, California 94403

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 27, 2011

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Wednesday, April 27, 2011 at 8:30 a.m. local time at our offices at 200 PrincetonSouth Corporate Center, Suite 340, Ewing, New Jersey 08628, for the following purposes:

  1.
  To elect the seven nominees for director named herein to serve until the next annual meeting.

  2.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

  3.
  To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the meeting is March 22, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 27, 2011 8:30 a.m. local time at our Offices at 200 PrincetonSouth Corporate Center, Suite 340, Ewing, New Jersey 08628.

        The Proxy Statement and Annual Report to Stockholders
are available at http://www.edocumentview.com/EPOC

                      By order of the Board of Directors

                      /s/ PAUL F. BANTA

                      Paul F. Banta
                       Secretary

San Mateo, California
April 1, 2011

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

1100 Park Place, Suite 300
San Mateo, California 94403

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

April 27, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors (the "Board") of Epocrates, Inc. ("Epocrates") is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders (the "Meeting"), including at any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

        We intend to mail these proxy materials on or about April 1, 2011 to all stockholders of record entitled to vote at the Meeting.

How do I attend the Meeting?

        The Meeting will be held on Wednesday, April 27, 2011 at 8:30 a.m. local time at Epocrates' offices at 200 PrincetonSouth Corporate Center, Suite 340, Ewing, New Jersey 08628. Directions to the Meeting may be found at http://www.epocrates.com/company/contact/newjersey.html. Information on how to vote in person at the Meeting is discussed below.

Who can vote at the Meeting?

        Only stockholders of record at the close of business on March 22, 2011 will be entitled to vote at the Meeting. On this record date, there were 23,386,419 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 22, 2011, your shares were registered directly in your name with Epocrates' transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 22, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four matters scheduled for a vote:

  1.
  Election of seven directors;

  2.
  Advisory approval of the compensation of Epocrates' named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules;

  3.
  Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of Epocrates' named executive officers; and

  4.
  Ratification of selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as independent registered public accounting firm of Epocrates for its fiscal year ending December 31, 2011.

What if another matter is properly brought before the Meeting?

        The Board knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Meeting or, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Pacific Time on April 27, 2011 to be counted.

  •
  To vote through the internet, go to http://www.envisionreports.com/EPOC to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Pacific Time on April 27, 2011 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Epocrates. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet if and as instructed by your broker or bank. To vote in person at the Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 22, 2011.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all seven nominees for director, "For" the advisory approval of executive compensation, "For" three years as the preferred frequency of advisory votes to approve executive compensation, and "For" the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as Epocrates' independent registered public accounting firm for the fiscal year ending December 31, 2011. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to: Corporate Secretary, Epocrates, Inc., 1100 Park Place, Suite 300, San Mateo, California 94403.

  •
  You may attend the Meeting and vote in person. Simply attending the Meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 3, 2011, to: Corporate Secretary, Epocrates, Inc., 1100 Park Place, Suite 300, San Mateo, California 94403; however, if Epocrates' 2012 Annual Meeting of Stockholders is not held on or between March 28, 2012 and May 27, 2012, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than December 29, 2011, and no later than January 28, 2012; provided, however, that in the event that the date of the 2012 Annual Meeting is held more than 30 days prior to or more than 30 days after April 27, 2012, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested) and, for the first time, under a new amendment to the NYSE rules, executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

  •
  For Proposal No. 1, the election of directors, the seven nominees receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" will affect the outcome.

  •
  For Proposal No. 2, advisory approval of the compensation of Epocrates' named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For Proposal No. 3, the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of Epocrates' named executive officers, the frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Meeting will be considered the frequency preferred by the stockholders. If you "Abstain" from voting, it will have the same effect as an "Against" vote against each of annual, biennial or triennial frequencies. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 4, ratification of the selection of PricewaterhouseCoopers LLP as Epocrates' independent registered public accounting firm for its fiscal year ending December 31, 2011, must receive "For" votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 23,386,419 shares outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Meeting in person or represented by proxy may adjourn the Meeting to another date.

How can I find out the results of the voting at the Meeting?

        Preliminary voting results will be announced at the Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The Proxy Statement and Annual Report to Stockholders are available at: http://www.edocumentview.com/EPOC.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board consists of nine directors. There are seven nominees for director this year. The Board has determined that, effective at the Meeting, the size of the Board will be reduced to seven directors, so that no vacancies will exist on the Board. Proxies may not be voted for a greater number of persons than the number of nominees named. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director's death, resignation or removal. Each of the nominees listed below is currently a director of Epocrates who was previously elected by the stockholders. It is Epocrates' policy to encourage nominees for director to attend the Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Epocrates. Each person nominated for election has agreed to serve if elected. Epocrates' management has no reason to believe that any nominee will be unable to serve.

NOMINEES

        The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Corporate Governance and Nominating Committee (the "Nominating Committee") to recommend that person as a nominee for director, as of the date of this Proxy Statement.

        The Nominating Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct Epocrates' business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Position
Rosemary A. Crane	51	President and Chief Executive Officer and Director
Patrick S. Jones	66	Chairman of the Board
Peter C. Brandt	53	Director
Philippe O. Chambon, M.D., Ph.D.	52	Director
Thomas L. Harrison	63	Director
John E. Voris	63	Director
Mark A. Wan	45	Director

        Rosemary A. Crane has served as our President since November 2009, Chief Executive Officer since February 2009 and has been a member of our Board since October 2008. From July 2004 to March 2008, Ms. Crane was a Company Group Chairperson for the over-the-counter, specialty and nutritionals businesses of Johnson & Johnson, Inc., a consumer health company, where her primary responsibilities included leadership and oversight of all operational functions of the business, including marketing, sales, research and development and finance. From July 2002 to July 2003, Ms. Crane was an Executive Vice President of global marketing for the pharmaceutical group of Johnson & Johnson, where her primary responsibilities included creating a new product development process and executing the worldwide launch for several new products and indications. From May 2000 to April 2002, Ms. Crane was President of the U.S. Primary Care division for Bristol-Myers Squibb, a pharmaceutical company, where her primary responsibilities included the operations, sales, marketing, medical, regulatory, managed healthcare and compliance departments for five product divisions. Ms. Crane holds a B.A. from the State University of New York, Oswego and an M.B.A. from Kent State University. Ms. Crane previously served on the Board of Directors of Targanta Therapeutics Corporation, which was acquired by The Medicines Company. The Nominating Committee believes that Ms. Crane's role as Chief Executive Officer and her extensive experience in the pharmaceutical industry positions her to contribute to the Board her extensive knowledge of Epocrates and its industry. Ms. Crane was elected to serve on our Board to fill a vacancy created by the resignation of a member of the Board after being identified by a recruiter.

        Patrick S. Jones has served on our Board since October 2005. Mr. Jones has been a private investor since March 2001. From June 1998 to March 2001, Mr. Jones was the Senior Vice President and Chief Financial Officer of Gemplus International S.A., a manufacturer of smart cards for banking, retail, security, and telecommunications. From 1992 to May 1998, Mr. Jones was Vice President, Finance and Corporate Controller for Intel Corporation. Mr. Jones holds a B.A. from the University of Illinois and an M.B.A. from St. Louis University. Mr. Jones also serves as Chairman of the Board of Lattice Semiconductor, Inc. and serves as a director of Novell, Inc., Openwave Systems Inc. and several private companies. The Nominating Committee believes that Mr. Jones' extensive financial management and corporate governance expertise make him a valuable member of the Board. Mr. Jones was identified by a recruiter and was elected to the Board in an effort to expand the size of the Board and provide additional experience and skills to the Board as it existed at that time.

        Peter C. Brandt has served on our Board since February 2011. Since September 2009, Mr. Brandt has been serving on the boards of directors for various healthcare companies. From April 2008 to August 2009, Mr. Brandt served as President and Chief Executive Officer of Noven Pharmaceuticals, Inc., a specialty pharmaceutical company. From May 2007 to April 2008, Mr. Brandt served as a consultant for various healthcare companies. From January 2006 to May 2007, Mr. Brandt served as President of U.S. Pharmaceutical Operations of Pfizer, Inc., a biomedical and pharmaceutical company, and as President of Latin American Pharmaceutical Operations and Senior Vice President of Global Pharmaceuticals of Finance, Information Technology, Planning and Business Development, and Pfizer Health Solutions from January 2004 to December 2005. Mr. Brandt holds a B.A. from the University of Connecticut and an M.B.A. from Columbia University. Mr. Brandt previously served on the Board of Directors of Noven Pharmaceuticals, Inc. and currently serves as a director of Rexahn Pharmaceuticals, Inc. and Auxilium Pharmaceuticals, Inc. The Nominating Committee believes that Mr. Brandt's extensive experience in the pharmaceutical industry and financial matters makes him a valuable member of the Board. Mr. Brandt was identified by a recruiter and elected to the Board to fill a vacancy created by the resignation of a member of the Board and to serve as a third member for our Audit Committee.

        Philippe O. Chambon, M.D., Ph.D. has served on our Board since August 2000. Since July 2005, Dr. Chambon has served as a Managing Director of New Leaf Venture Partners, LLC, a venture capital firm spun off from Sprout Group, the venture capital affiliate of Credit Suisse. Dr. Chambon joined

Sprout Group in May 1995 and became a General Partner in January 1997. From May 1993 to April 1995, Dr. Chambon served as Manager in the healthcare practice of The Boston Consulting Group, a consulting firm. From September 1987 to April 1993, Dr. Chambon served as Executive Director of New Product Management for Sandoz Pharmaceutical, Inc., a pharmaceutical company. Dr. Chambon holds an M.D. and a Ph.D. from the University of Paris and an M.B.A. from Columbia University. Dr. Chambon also serves as a director of Auxilium Pharmaceuticals, Inc., NxStage Medical, Inc. and several private biotechnology companies. Dr. Chambon also served as a director of PharSight Corporation from 1993 until 2007. The Nominating Committee believes that Dr. Chambon's leadership, corporate governance, strategic, capital market and small company build-up experience within the healthcare technology sector make him a valuable member of the Board. Dr. Chambon joined our Board at the request of, and in connection with the investment in our stock by, entities affiliated with Sprout Group.

        Thomas L. Harrison has served on our Board since January 2002. Since May 1998, Mr. Harrison has served as Chairman and Chief Executive Officer of the Diversified Agency Services, Inc., a division of Omnicom Group, Inc., an advertising and marketing company. Mr. Harrison holds an honorary doctorate and an M.S. from West Virginia University. Mr. Harrison also serves as a director of Morgans Hotel Group. The Nominating Committee believes that Mr. Harrison's communications and marketing experience, as well as his independence and familiarity with the pharmaceutical industry, make him a valuable member of the Board. Mr. Harrison was referred by one of our employees to our Chief Executive Officer, who in turn recommended him to become a member of the Board.

        John E. Voris has served on our Board since June 2000. Mr. Voris is the former Chief Executive Officer and a director of HAPC, Inc., a company formed for the purpose of acquiring operating businesses in the healthcare sector. From June 2000 to June 2004, Mr. Voris served as the President and Chief Executive Officer of Epocrates. He was also the Chairman of the Board of Epocrates from 2004 to 2005. Prior to joining Epocrates, Mr. Voris spent nearly three decades at Eli Lilly and Company, serving in a variety of leadership roles. Mr. Voris holds a B.S. and an M.B.A. from the Kelley School of Business at Indiana University. Mr. Voris also serves as a director of InfuSystem Holdings, Inc. and a privately held company. The Nominating Committee believes that Mr. Voris' experience in the healthcare industry and his extensive knowledge of Epocrates, having previously been our President and Chief Executive Officer, make him a valuable member of the Board. Mr. Voris was initially identified by a recruiter as a candidate to become our President and Chief Executive Officer. He was elected to the Board in connection with this service as our President and Chief Executive Officer.

        Mark A. Wan has served on our Board since September 1999. Mr. Wan co-founded Three Arch Partners, a venture capital firm, in 1993. Mr. Wan holds a B.S. in engineering and a B.A. in economics from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Wan also serves as a director of AcelRx Pharmaceuticals, Inc., Biosensors International Group, Ltd. and several private medical companies. The Nominating Committee believes that Mr. Wan's experience in the financial markets and his extensive knowledge of Epocrates, having been a director since 1999, position him to bring historical knowledge and continuity to the Board. Mr. Wan joined our Board at the request of, and in connection with the investment in our stock by, entities affiliated with Three Arch Partners.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

 INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

        As required under the NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the Board. The Board consults with Epocrates' counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Epocrates, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Chambon and Messrs. Jones, Brandt, Harrison, Voris and Wan. In making this determination, the Board found that none of the directors or nominees for director had a material or other disqualifying relationship with Epocrates.

        Ms. Crane, Epocrates' President and Chief Executive Officer, is not an independent director by virtue of her employment with Epocrates.

BOARD LEADERSHIP STRUCTURE

        The Board has an independent Chairman, Mr. Jones, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. Epocrates believes that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of Epocrates. In addition, Epocrates believes that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of Epocrates and its stockholders. As a result, Epocrates believes that having an independent Board Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, while our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD

        The Board met 11 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD

        The Board has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The following table provides membership and meeting information for fiscal year 2010 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance and Nominating
Rosemary A. Crane	—		—		—
Patrick S. Jones	X	*	—		X
Peter C. Brandt	X		X	*	—
Philippe O. Chambon	—		X		X
Thomas L. Harrison	—		X		—
John E. Voris	X		—		X	*
Mark A. Wan	—		—		—
Total meetings in fiscal year 2010	4		8		2

*
Committee Chairperson

        Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Epocrates.

Audit Committee

        Our Audit Committee is composed of Messrs. Jones, Brandt and Voris, each of whom is a non-employee member of our Board. The Audit Committee has adopted a written charter that is available to stockholders on Epocrates' website at http://investor.epocrates.com/governance.cfm; however, information found on our website is not incorporated by reference into this Proxy Statement. Mr. Jones is the Chairman of the Audit Committee. The Board has determined that Mr. Jones is an "audit committee financial expert" as defined under the Securities and Exchange Commission ("SEC") rules and regulations. We believe that the composition of our Audit Committee meets the requirements for independence and financial sophistication under the current requirements of the NASDAQ listing standards and SEC rules and regulations. In addition, our Audit Committee has the specific responsibilities and authority necessary to comply with the current requirements of the NASDAQ listing standards and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

        Our Audit Committee is responsible for, among other things:

  •
  overseeing the accounting and financial reporting processes and audits of our financial statements;

  •
  appointing an independent registered public accounting firm to audit our financial statements;

  •
  overseeing and monitoring:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  our independent registered public accounting firm's qualifications, independence and performance; and

  •
  our internal accounting and financial controls;

  •
  preparing the report that SEC rules require be included in our annual proxy statement;

  •
  providing the Board with the results of its monitoring and recommendations;

  •
  providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board; and

  •
  overseeing compliance by employees with our Code of Business Conduct and Ethics.

        Our independent registered public accounting firm and internal financial personnel have unrestricted access to our Audit Committee and meet privately with our Audit Committee on a regular basis.

Report of the Audit Committee of the Board(1)

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Epocrates under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than Epocrates' Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management of Epocrates. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Epocrates' Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

                      Mr. Patrick S. Jones
                      Mr. John E. Voris
                      Mr. Peter C. Brandt

Compensation Committee

        Our Compensation Committee is currently composed of Dr. Chambon and Messrs. Brandt and Harrison, each of whom is a non-employee member of our Board. The Compensation Committee has adopted a written charter that is available to stockholders on Epocrates' website at http://investor.epocrates.com/governance.cfm; however, information found on our website is not incorporated by reference into this Proxy Statement. Mr. Brandt is the Chairman of the Compensation Committee. Each member of our Compensation Committee is an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and a "non-employee director" within the meaning of Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended. We believe that the composition of our Compensation Committee meets the requirements for independence under the current requirements of the NASDAQ listing standards and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

        Our Compensation Committee is responsible for, among other things:

  •
  recommending to the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer;

  •
  reviewing and approving, in consultation with our Chief Executive Officer, for our other executive officers:

  •
  annual base salary;

  •
  annual incentive bonus, including the specific goals and amounts;

  •
  equity compensation;

  •
  any other benefits, compensations, compensation policies or arrangements; and

  •
  employment agreements, severance arrangements and change-of-control agreements/ provisions;

  •
  evaluating and recommending to the Board for approval the compensation plans and programs advisable for Epocrates, as well as evaluating and recommending to the Board for approval the modification or termination of existing plans and programs;

  •
  reviewing and approving the compensation paid to non-employee directors for their service on the Board and its committees;

  •
  preparing a report to be included in our annual proxy statement;

  •
  recommending to the Board for determination and approval the compensation and other terms of employment of Epocrates' Chief Executive Officer and participating in the evaluation of the Chief Executive Officer's performance in light of relevant corporate performance goals and objectives.

  •
  reviewing and approving the individual and corporate performance goals and objectives of our other executive officers; and

  •
  acting as administrator of our current benefit plans.

        Each year, beginning this year, the Compensation Committee reviews with management Epocrates' Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our General Counsel, Chief Financial Officer, Senior Vice President of Human Resources and Towers Watson, the Compensation Committee's compensation consultant. The Compensation Committee meets regularly in executive session. However, from time-to-time, various members of Epocrates' management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The Charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Epocrates, as well as authority to obtain, at the expense of Epocrates, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During the past fiscal year, the Compensation Committee engaged Towers Watson as a compensation consultant. The Compensation Committee requested that Towers Watson:

  •
  evaluate the efficacy of Epocrates' existing compensation strategy and practices in supporting and reinforcing Epocrates' long-term strategic goals; and

  •
  assist in refining Epocrates' compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

        As part of its engagement, Towers Watson was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The Compensation Committee directed Towers Watson to provide its analysis of whether our existing compensation strategy and practices were consistent with our compensation objectives and to assist the Compensation Committee in modifying our compensation program for executive officers in order to better achieve our objectives. At the request of the Compensation Committee, Towers Watson also conducted individual interviews with members of the Compensation Committee and senior management to learn more about Epocrates' business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which Epocrates competes. Towers Watson ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Towers Watson and after consideration of the recommendations of Towers Watson, the Compensation Committee adopted the policies discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Epocrates' compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the

Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Compensation Committee participates in the evaluation of her performance, which evaluation determines any adjustments to her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

        THE SPECIFIC DETERMINATIONS OF THE COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION FOR FISCAL 2011 ARE DESCRIBED IN GREATER DETAIL IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, none of the members of our Compensation Committee was one of our officers or employees. None of our executive officers serves, or has served in the past year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers who have served on our Board or Compensation Committee. Our Board noted that Mr. Harrison did not derive any direct or indirect material benefit from the agreements between Epocrates and certain subsidiaries of Diversified Agency Services, Inc., or DAS, where Mr. Harrison serves as the Chief Executive Officer, as described in greater detail below. Our Board believes that such agreements are in Epocrates' best interest and on terms no less favorable than could be obtained from other third parties.

        In August 2004, we entered into an agreement with Health Science Center for Continuing Medical Education, or HSC, whereby HSC disseminates accredited continuing medical education and training activities via our handheld software. Mr. Harrison is the Chief Executive Officer of DAS, HSC's parent company. Pursuant to the agreement, HSC has agreed to pay us a flat fee of $300,000 per year in four equal quarterly installments of $75,000 to be used to develop the handheld software for the dissemination of HSC's education and training activities. We charge HSC on a per activity basis, ranging from $10,000 to $25,000 per activity based on the number of activities disseminated. Any additional purchases of our products by HSC count as payment towards the yearly per-activity fee or flat fee. We recorded revenue from HSC of $0 for the year ended December 31, 2010.

        In 2007, 2008 and 2009, we entered into various agreements with Cline Davis & Mann, Inc. and, in 2009 only, SSCG Media Group, a division of Cline Davis & Mann, whereby we provided various marketing, educational, media and creative services through our DocAlert channel. Cline Davis & Mann is also a subsidiary of DAS. We recorded revenue from Cline Davis & Mann of approximately $344,932 for the year ended December 31, 2010. In addition, we recorded revenue from SSCG Media Group of approximately $1,794,285 for the year ended December 31, 2010.

        In 2009, we provided services to Porter Novelli, also a DAS subsidiary. In connection with these services, we recorded revenue from Porter Novelli of approximately $189,508 for the year ended December 31, 2010. In addition, in 2010, Porter Novelli provided advertising services to us and we incurred expenses of approximately $589,380 in 2010 in connection with these advertising services.

Compensation Committee Report(2)

(2)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Epocrates under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than Epocrates' Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into Epocrates' Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

                      Mr. Peter C. Brandt
                      Dr. Philippe O. Chambon
                      Mr. Thomas L. Harrison

Corporate Governance and Nominating Committee

        The Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of Epocrates (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for Epocrates.

        Our Nominating Committee is currently composed of Messrs. Jones, Voris, Wan and Dr. Chambon, each of whom is a non-employee member of our Board. Mr. Voris is the Chairman of the Nominating Committee. We believe that the composition of our Nominating Committee meets the requirements for independence under the current requirements of the NASDAQ listing standards. The Nominating Committee has adopted a written Charter that is available to stockholders on Epocrates' website and http://investor.epocrates.com/governance.cfm; however, information found on our website is not incorporated by reference into this Proxy Statement.

        Our Nominating Committee is responsible for, among other things:

  •
  reviewing board structure, composition and practices, and making recommendations on these matters to the Board; and

  •
  reviewing, soliciting and making recommendations to the Board and stockholders with respect to candidates for election to the Board.

        The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Epocrates, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Epocrates' stockholders. However, the Nominating Committee retains the right to modify these qualifications from time-to-time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Epocrates and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and Epocrates, to maintain a balance of knowledge, experience and capability. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that the members of the Board represent diverse viewpoints. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors' overall service to Epocrates during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2010, the Nominating Committee paid a fee to SpencerStuart to assist in the process of identifying or evaluating director candidates.

        At this time, the Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based upon the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

        We have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Our stockholders may direct communications to a particular director or to the independent directors generally, in care of: Corporate Secretary, Epocrates, Inc., 1100 Park Place, Suite 300, San Mateo, California 94403. Further instructions are on our website at: http://investor.epocrates.com/contactboard.cfm.

CODE OF BUSINESS CONDUCT AND ETHICS

        Epocrates has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on Epocrates' website at: http://investor.epocrates.com/governance.cfm. If Epocrates makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, Epocrates will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE PRINCIPLES

        In February 2009, the Board documented the governance practices followed by Epocrates by adopting Corporate Governance Principles (the "Principles") to assure that the Board will have the necessary authority and practices in place to review and evaluate Epocrates' business operations as needed and to make decisions that are independent of Epocrates' management. The Principles are also intended to align the interests of directors and management with those of Epocrates' stockholders. The Principles set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Principles were adopted by the Board to, among other things, reflect changes to the NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Principles may be viewed at: http://investor.epocrates.com/governance.cfm.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, Epocrates' stockholders are now entitled to vote to approve, on an advisory basis, the compensation of Epocrates' named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Epocrates' named executive officers and the philosophy, policies and practices described in this Proxy Statement.

        The compensation of Epocrates' named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in the Compensation Discussion and Analysis, Epocrates believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests, consistent with current market practices. Compensation of Epocrates' named executive officers is designed to enable Epocrates to attract and retain talented and experienced executives to lead Epocrates successfully in a competitive environment.

        Accordingly, the Board is asking the stockholders to indicate their support for the compensation of Epocrates' named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:

          "RESOLVED, that the compensation paid to Epocrates' named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        Because the vote is advisory, it is not binding on the Board or Epocrates. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

        The Dodd-Frank Act and Section 14A of the Exchange Act also enable Epocrates' stockholders to indicate their preference regarding how frequently Epocrates should solicit a non-binding advisory vote on the compensation of Epocrates' named executive officers as disclosed in Epocrates' Proxy Statements. Accordingly, Epocrates is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. For the reasons described below, the Board recommends that the stockholders select a frequency of three years.

        After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of Epocrates' named executive officers be submitted to the stockholders once every three years. The Board believes that a triennial advisory vote on the compensation of Epocrates' named executive officers will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input. Our executive compensation program is administered by our Compensation Committee, as described in this Proxy Statement. Compensation decisions are complex and, with respect to our named executive officers, are disclosed in our Proxy Statement. We believe that establishing a three-year time frame for holding stockholder advisory votes on executive compensation will both enhance stockholder communication and provide us time to consider, engage with and respond to stockholders, in terms of expressed concerns or other feedback. In addition, we also believe that a triennial vote more closely aligns with the multi-year business and product development cycle that we use to reward long-term performance and is consistent with our long-term business strategy.

        Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on the resolution below:

          "RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of Epocrates' named executive officers once every one, two or three calendar years that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Meeting shall be considered the frequency preferred by the stockholders."

        While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of Epocrates' executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Meeting will be deemed to be the frequency preferred by the stockholders.

        The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders' concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or Epocrates, the Board may decide that it is in the best interests of the stockholders that Epocrates hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of Epocrates or the Board.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF "THREE YEARS" ON PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as Epocrates' independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has audited Epocrates' financial statements since Epocrates' inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither Epocrates' Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as Epocrates' independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Epocrates and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

  Principal Accountant Fees and Services

        The following table represents aggregate fees billed to Epocrates for the fiscal years ended December 31, 2010 and December 31, 2009, by PricewaterhouseCoopers LLP, Epocrates' principal accountant.

	Fiscal Years Ended December 31,
	2010	2009
Audit Fees	$1,787,625	$900,000
Audit-Related Fees	0	0
Tax Fees	5,000	0
All Other Fees	1,500	1,500
Total Fees	$1,794,125	$901,500

        All fees described above were approved by the Audit Committee.

        In connection with the audit of the 2010 financial statements, Epocrates entered into an engagement agreement with PricewaterhouseCoopers LLP which sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for Epocrates. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Epocrates' independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of Epocrates' common stock as of February 28, 2011 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Epocrates as a group; and (iv) all those known by Epocrates to be beneficial owners of more than five percent of its common stock.

Name of Beneficial Owner	Shares of common stock beneficially owned(1)	Shares Issuable Pursuant to Options Exercisable Within 60 Days of February 28, 2011	Percent of Total
Goldman, Sachs & Co.(2)	2,786,714	20,960	11.9%
Entities affiliated with Sprout Capital IX, L.P.(3)	2,644,170	—	11.3
Entities affiliated with InterWest Partners VII, L.P.(4)	1,972,211	—	8.4
Entities affiliated with Draper Fisher Jurvetson Fund V, L.P.(5)	1,966,503	—	8.4
Three Arch Partners II, L.P.(6)	1,655,329	—	7.1
Rosemary A. Crane	448,457	448,457	1.9
Paul F. Banta	257,508	152,697	1.1
David B. Burlington	—	—	—
Joseph B. Kleine	206,564	206,564	*
Burt W. Podbere	80,054	80,054	*
Patrick D. Spangler	—	—	—
Richard H. Van Hoesen(7)	161,416	—	*
Peter C. Brandt	3,275	3,275	*
Philippe O. Chambon, M.D., Ph.D.(3)	2,667,750	23,580	11.4
Thomas L. Harrison	155,889	155,889	*
Patrick S. Jones	100,869	100,869	*
Gilbert H. Kliman, M.D.(4)	1,955,791	23,580	8.5
John E. Voris(8)	900,390	95,549	3.8
Mark A. Wan(6)	1,678,909	23,580	7.2
Jacob J. Winebaum	31,440	31,440	*
All directors and executive officers as a group (15 persons)	8,688,312	1,342,259	35.2%

*
Less than one percent.

(1)
This column is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Epocrates believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Includes shares of common stock issuable pursuant to options exercisable within 60 days of February 28, 2011. Applicable percentages are based on 23,369,062 shares outstanding on February 28, 2011, adjusted as required by rules promulgated by the SEC.

(2)
Includes options to purchase 20,960 shares issuable pursuant to options exercisable within 60 days of February 28, 2011 granted to Mr. Darren Cohen, one of our former directors. Mr. Cohen is obligated to transfer any shares issued pursuant to the exercise of such options to Goldman, Sachs &Co. The address for Goldman, Sachs & Co. is 200 West Street, 7th Floor, New York, New York 10282.

(3)
Represents 2,434,175 shares held by Sprout Capital IX, L.P., or Sprout IX, 158,773 shares held by DLJ ESC II, L.P., or ESC II, 33,340 shares held by DLJ Capital Corporation, or DLJCC, and 17,882 shares held by Sprout Entrepreneurs' Fund, L.P., or Sprout Entrepreneurs, collectively, the Sprout Funds. Sprout IX, Sprout Entrepreneurs and ESC II make investments for long term appreciation. DLJCC acts as a venture capital partnership management company. DLJCC is the general partner of Sprout Entrepreneurs and is the managing general partner of Sprout IX, and, as such is responsible for its day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs. DLJ Associates IX, L.P., or Associates IX, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. is the managing general partner of Associates IX. Dr. Chambon is a limited partner of Associates IX. DLJ LBO Plans Management Corporation, or DLJLBO, is the general partner of ESC II, and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II. Dr. Chambon, one of our directors, in his capacity as a member of the investment committees of DLJCC and DLJLBO may be deemed to beneficially own the shares of the Sprout Funds. Dr. Chambon disclaims beneficial ownership of the shares held by the Sprout Funds, except to the extent of his pecuniary interest therein. The address for Sprout Group is Eleven Madison Avenue, 13th Floor, New York, New York 10010.

(4)
Represents 1,885,124 shares held by InterWest Partners VII, L.P. and 87,087 shares held by InterWest Investors VII, L.P., collectively, the InterWest Funds. InterWest Management Partners VII, LLC is the general partner of the InterWest Funds and thereby has sole voting and investment control over the shares owned by the InterWest Funds. Dr. Kliman, one of our directors, Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Thomas L. Rosch and Arnold L. Oronsky are managing directors of InterWest Management Partners VII, LLC and have shared voting and investment control over the shares owned by the InterWest Funds. The managing directors and members of InterWest Management Partners VII, LLC disclaim beneficial ownership of the shares owned by the InterWest Funds, except to the extent of their respective pecuniary interest therein. The address for InterWest Partners is 2710 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(5)
Represents 1,819,017 shares held by Draper Fisher Jurvetson Fund V, L.P. and 147,486 shares held by Draper Fisher Jurvetson Partners V, LLC., collectively, the DFJ funds. Draper Fisher Jurvetson Management Co. V, LLC is the general partner of Draper Fisher Jurvetson Fund V, L.P. and thereby has sole voting and investment control over the shares owned by Draper Fisher Jurvetson Fund V, L.P. Timothy C. Draper, John H.N. Fisher and Stephen T. Jurvetson are the managing directors of Draper Fisher Jurvetson Management Co. V, LLC and managing members of Draper Fisher Jurvetson Partners V, LLC. They share voting and investment control over the shares owned by the DFJ Funds. The managing directors and managing members disclaim beneficial ownership of the shares owned by the DFJ Funds except to the extent of their respective pecuniary interest therein. The address for Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.

(6)
Three Arch Management II, L.L.C., or TAM II, is the general partner of Three Arch Partners II, L.P., or Three Arch, and thereby has sole voting and investment control over the shares owned by the Three Arch. Mr. Wan, one of our directors, and Wilfred E. Jaeger are managing members of TAM II and have shared voting and investment control over the shares owned by Three Arch. Mr. Wan disclaims beneficial ownership of the shares held by Three Arch except to the extent of his pecuniary interest therein. The address for Three Arch Partners is 3200 Alpine Road, Portola Valley, California 94028.

(7)
Includes 123,669 shares held in the Van Hoesen Family Revocable Trust of January 8, 1996, as amended and restated November 8, 2006 for which Mr. Van Hoesen and his wife are trustees. They have shared voting and dispositive power over these shares.

(8)
Includes 698,261 shares held in the John E. and Karen P. Voris Trustees, Voris Trust Dated 9-17-97, or the Voris Trust, 53,290 shares in the John Edward Voris Grantor Retained Annuity Trust I, or the JEV GRAT, and 53,290 shares held in the Karen Prah Voris Grantor Retained Annuity Trust I, or the KPV GRAT. Mr. Voris and his wife are trustees of the Voris Trust and have shared voting and dispositive power over the shares held by the Voris Trust. Mr. Voris is trustee of the JEV GRAT and has sole voting and dispositive power over the shares held by the JEV GRAT. Mrs. Voris is trustee of the KPV GRAT and has sole voting and dispositive power over the shares held by the KPV GRAT.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Epocrates' directors and executive officers, and persons who own more than ten percent of a registered class of Epocrates' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Epocrates. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Epocrates with copies of all Section 16(a) forms they file.

        Epocrates was not subject to Section 16(a) of the Exchange Act during 2010 and, consequently, no Section 16(a) filings were required by its officers, directors and greater than ten percent beneficial owners.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding our compensation programs and policies for the following executives (these named executive officers are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our "NEOs"):

Name	Title
Rosemary A. Crane	President and Chief Executive Officer
Patrick D. Spangler	Chief Financial Officer
Paul F. Banta	Executive Vice President, General Counsel and Secretary
David B. Burlington	Chief Operations Officer
Joseph B. Kleine	Chief Commercial Officer
Burt W. Podbere	Senior Vice President, Former Interim Chief Financial Officer
Richard H. Van Hoesen	Former Chief Financial Officer and Executive Vice President

Compensation philosophy and objectives

        We believe that compensation of our NEOs should:

  •
  provide a means for us to attract, retain and reward high-quality executives who will contribute to the long-term success of Epocrates;

  •
  inspire our executive officers to achieve our business objectives;

  •
  encourage our executive officers to work as a team; and

  •
  align the financial interests of the executive officers with those of the stockholders.

        To achieve these objectives, we use a mix of compensation elements, including base salary, annual cash incentives, time-based stock options and restricted stock units, performance-based stock options, employee benefits and limited perquisites and severance and change-of-control benefits.

        While the Compensation Committee (or the Board, as applicable) reviews the total compensation package for each of our executive officers in connection with the decisions it makes each year regarding each individual element of compensation, the amount of each element of compensation awarded is also assessed independent of the amount of any other one element awarded. In determining the amount and form of these compensation elements, we may consider a number of factors, including the following:

  •
  the experiences and individual knowledge of the members of the Board regarding compensation of similarly situated executives at other companies, as private company survey data is not as readily available as it is for public companies, and our Board members have valuable insight on private company compensation practices that is not available from strict reliance on survey data;

  •
  compensation levels paid by companies in our peer group, with a particular focus on having the target total cash compensation levels at or around the 50th percentile of the compensation paid to similarly situated officers employed by those peer companies, as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

  •
  corporate and/or individual performance, as we believe this encourages our executives to focus on achieving our business objectives;

  •
  the need to motivate executives to address particular business challenges that are unique to any given year;

  •
  internal pay equity of the compensation paid to one NEO as compared to another, as we believe this contributes to retention and a spirit of teamwork among our executives while recognizing that compensation opportunities should increase based on increased levels of responsibility as between executive officers;

  •
  the potential dilutive effect on our stockholders generally from equity awards;

  •
  broader economic conditions, in order to ensure that our pay strategies are effective yet responsible; and

  •
  individual negotiations with executives, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at their prior employer in order to come work for us, as well as upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

Role of the Compensation Committee in setting executive compensation

        Our Compensation Committee is generally responsible for:

  •
  determining, reviewing, modifying and approving the compensation and other terms of employment of our executive officers;

  •
  reviewing and approving corporate performance goals relevant to such compensation and compensation of senior management;

  •
  administering our equity and cash-based incentive plans and recommending to the Board the adoption, amendment and termination of such plans; and

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers.

        However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to the Board, present executive compensation matters to the entire Board for its review and approval. In addition our Compensation Committee's authority in respect of Chief Executive Officer compensation is limited to recommending compensation to the Board for its approval.

        As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as company financial reports and projections, operational data, tax and accounting information, projection of the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, analyses of historical executive compensation levels and current company-wide compensation levels and the recommendations of the Chief Executive Officer and the Compensation Committee's independent compensation consultant.

Role of our management

        Our Human Resources, Finance and Legal Departments work with our Chief Executive Officer and the Compensation Committee's compensation consultant to design and develop compensation programs applicable to NEOs and other senior management, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, peer comparisons and other Compensation Committee briefing materials and ultimately, to implement the decisions of the Compensation Committee. Members of our Human Resources, Finance and Legal Departments attend Compensation Committee meetings and provide background on materials presented to the Compensation Committee. Members of these departments and our Chief Executive Officer also meet separately with the Compensation Committee's consultant to convey information on proposals that management may make to the Compensation Committee, as well as to allow the consultants to collect information about Epocrates to develop their own proposals.

        For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers the performance evaluations and compensation recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Compensation Committee facilitates the evaluation of her performance, assisted by the Chairman of the Board, and determines whether to recommend to the Board any adjustments to her compensation.

Role of our compensation consultant

        In connection with making its recommendations for executive compensation for 2010, Epocrates engaged Towers Watson to act as our compensation consultant with respect to executive and Board compensation matters. The Compensation Committee directed Towers Watson to provide its analysis of whether our existing compensation strategy and practices were consistent with our compensation objectives and to assist the Compensation Committee in modifying our compensation program for executive officers in order to better achieve our objectives. As part of its duties, Towers Watson provided the following services:

  •
  reviewed and provided recommendations on composition of the peer groups;

  •
  provided compensation data for employees at our peer group companies as well as from published surveys;

  •
  conducted a review of the compensation arrangements for all of our executive officers, including providing advice on the design and structure of our annual management bonus plan;

  •
  conducted a review of our equity compensation program (including an analysis of equity mix, aggregate share usage and target grant levels);

  •
  conducted a review of Board member compensation, and provided market data and summaries to the Nominating Committee and Compensation Committee regarding Board pay structure; and

  •
  updated the Compensation Committee on emerging trends/best practices in the area of executive compensation.

        Towers Watson did not provide us with any other services.

        During 2010, the Compensation Committee met from time to time with Towers Watson with management present and in separate meetings, including executive sessions during committee meetings. Our General Counsel, Chief Financial Officer and Senior Vice President of Human Resources worked with Towers Watson as directed by the Compensation Committee to provide any information Towers Watson required in order to provide its services.

Benchmarking of compensation

        Source of data.    As with many private companies, our Compensation Committee (or our Board, as applicable) generally discussed compensation levels in the context of the experiences and individual knowledge of each Board member as well as against comparable market data for both private companies and our public company peer group. This approach called for our Board members to use their reasonable business judgment in determining compensation levels that would allow us to compete in hiring and retaining the best possible talent, without strict reliance on third party survey data (data which, in the private company context, is not as robust as it is for public companies).

        However, the Compensation Committee (and the Board, as applicable) did consider several different peer company data sources in determining the annual compensation for our executive officers, including the Radford High-Tech Industry Executive and Benchmark Surveys, the Dow Jones Compensation Pro Pre-IPO database and public filings by companies selected as part of our peer group.

        Peer group composition.    In February 2010, Towers Watson worked with the Compensation Committee and executive management to propose a group of peer companies for the Compensation Committee's use in evaluating 2010 compensation. The Compensation Committee approved the following companies, based on the recommendations of Towers Watson, as our peer group of companies for purposes of evaluating 2010 compensation and making pay decisions:

Amicas	Medassets	Quality Systems
athenahealth	Medidata Solutions	Transcend Services
Computer Programs and Systems	Mediware Information Systems	Vital Images
Health Grades	Merge Healthcare	WebMD Health
Healthstream	Phase Forward
Icad	QuadraMed

        These companies were chosen because they were generally similar to us in terms of industry (healthcare technology), revenue (generally one half to two times our size with any outliers being close to industry peers), geographic location (Silicon Valley) and/or competition for the same group of executive talent. However, given our status as a private company, peer company data was just one resource used in determining executive compensation. As a result, review of peer company data primarily serves as a guidepost, rather than a benchmark, for setting compensation.

        Compensation positioning and compensation allocations.    In general, as we prepared for becoming a public company, the Compensation Committee, in line with our philosophy, aimed to provide for target total cash and equity compensation levels between the 50th and 75th percentiles of the compensation paid to similarly situated executive officers employed by the public peer group companies for target level performance.

        The Compensation Committee also reviewed typical ownership percentages of similarly situated pre-IPO companies for executive officers individually and in total for the company. In trying to achieve this positioning, the Compensation Committee did not have a rigid pre-set allocation of compensation as between the various elements of compensation in our executive compensation program, but generally assessed the various compensation elements as follows:

  •
  annual cash compensation targeted at the 50th to 75th percentile for our public company peer group companies; and

  •
  target equity compensation at the 50th to 75th percentile (to the extent doing so did not cause unreasonable dilution) for pre-IPO companies that approximate our size and stage of life.

        In determining equity compensation, the Compensation Committee considered the total equity ownership of each individual relative to comparable positions in similar pre-IPO stage companies and the extent to which the individual's equity had vested. New grants were made, taking into consideration the individual's ownership levels as well as the estimated Black-Scholes value based on the fair market value of our stock around the time the committee met. Since incentive cash and equity awards have both upside opportunities and downside risks, the target percentages set at the beginning of a fiscal year may not equal the compensation actually earned under these awards.

        Our Compensation Committee believes targeting total cash compensation at the 50th to 75th percentile for our peer group is necessary in order to achieve the primary objectives, described above, of our executive compensation program. However, as noted above under "Compensation philosophy and objectives," benchmarking is just a reference point. Other factors, such as economic conditions, performance, internal pay equity and individual negotiations, play an important role with respect to the compensation offered to any executive in any given year. We believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.

Reasons for providing, and manner of structuring, the key compensation elements in 2010

        Elements of compensation.    The table below outlines which factors were material to the decisions of the Compensation Committee in 2010 and the reasons such element of compensation is provided.

Compensation element	Material factors considered in 2010 in determining amount	Objective
Base salary	• Board members' experience and knowledge • Broader market conditions • Individual performance and demonstration of successful contributions and results • Public company market data	• Attract and retain experienced executives • Compensation for performing expectations of the role
Annual performance-based cash bonuses

•       Board members' experience and knowledge

•       Achievement of corporate objectives, particularly in light of broader market conditions

•       Internal pay equity; contribution by level (for targets as percent of salary)

•       Corporate performance against pre-established financial goals

•       Attract and retain exceptional talent

•       Motivate executives to achieve company objectives while working as a team

•       Link corporate performance with compensation paid

•       Provide incentives to promote our growth and create stockholder value, thereby aligning the financial interests of the executive officers with those of the stockholders

Compensation element	Material factors considered in 2010 in determining amount	Objective
Time-based stock options and restricted stock units

•       Board members' experience and knowledge

•       Internal pay equity

•       The potential dilutive effect on our stockholders

•       Comparable market data for pre-IPO companies

•       Public company market grant values

•       Potential gain and unvested holdings

•       Attract and retain exceptional talent

•       Link corporate performance with compensation paid

•       Provide incentives to promote our growth and create stockholder value, thereby aligning the financial interests of the executive officers with those of the stockholders

Performance-based option awards

•       Board members' experience and knowledge

•       Achievement of corporate objectives, particularly in light of broader market conditions

•       Internal pay equity

•       The potential dilutive effect on our stockholders

•       Comparable market data for pre-IPO companies

•       Public company market grant values

•       Potential gain and unvested holdings

•       Attract and retain exceptional talent

•       Motivate executives to achieve company objectives while working as a team

•       Provide incentives to promote our growth and create stockholder value, thereby aligning the financial interests of the executive officers with those of the stockholders

Employee benefits and limited perquisites	• Board members' experience and knowledge • Internal pay equity • Individual negotiations with executives	• Attract and retain exceptional talent • Encourage officers to work as a team

Compensation element	Material factors considered in 2010 in determining amount	Objective
Severance and change in control benefits	• Board members' experience and knowledge • Internal pay equity • Individual negotiations with executives

•       Attract and retain exceptional talent

•       Motivate executives to achieve company objectives, which may in any given year include completion of a strategic transaction

•       Align the financial interests of the executive officers with those of the stockholders—that is, the completion of a desired transaction without regard to executive's own compensation/job security

        The Compensation Committee believes that incentive compensation opportunity—in the form of both cash and equity awards—should make up a larger portion of each NEO's target total compensation as the executive's level of responsibility increases. For example, the target levels of cash and equity incentives for our Chief Executive Officer are generally greater than the target incentive compensation opportunities afforded to our other NEOs. This approach to internal pay equity reflects the Compensation Committee's recognition of the relative importance of each executive officer's contributions to the success of Epocrates. By increasing the portion of total target compensation that is performance-based with increasing levels of responsibility, we believe our compensation program provides appropriate levels of incentive for our executive officers to perform their duties to the best of their abilities.

        Base salary.    Each of our named executive officers has entered into an at-will employment agreement or offer letter with us that provides for their initial base salary. Our Compensation Committee generally reviews base salaries in the first quarter of the fiscal year.

        In preparation for 2010, Towers Watson presented information to our Compensation Committee on base salaries at peer companies. The Compensation Committee considered this data as well as input and the performance evaluations by the Chief Executive Officer for her direct reports, and the Chief Executive Officer performance evaluation presented by the Chairman of the Board, and recommended the following base pay actions for the Chief Executive Officer to the full Board and approved the actions for the other NEO's as follows:

Name	2009 Base Salary	2010 Base Salary	% Change	Market Position (percentile)	Rationale
Rosemary A. Crane	$340,000	$350,000	2.9%	50th	Market typical increase, no increase in prior year
Patrick D. Spangler	N/A	$300,000	N/A	75th	New hire offer; critical to IPO
Paul F. Banta	$255,000	$255,000	0%	75th	Pay level appropriate as compared to market and internal equity
David B. Burlington	N/A	$270,000	N/A	50th	New hire offer
Joseph B. Kleine	$220,000	$280,000	33%	75th	To acknowledge increase in responsibilities and unique nature of this role and the criticality of this position to Epocrates.
Burt W. Podbere	$200,000	$224,200	12%	75th	Recognition of excellent performance
Richard H. Van Hoesen	$255,000	$262,250	2.8%	60th	Market typical increase, no increase in prior year

        The Compensation Committee felt that these salary levels were appropriate in matching the desire to have each of our executive officers be positioned at the appropriate market level that is reflective of their skills, contributions and performance against comparable public peer roles as we approached our initial public offering.

        Annual cash bonuses.    We have an annual management bonus plan under which cash bonuses may be earned by our executive officers and other members of management based on company performance. The employment agreements or offer letters of each of our NEOs generally set forth their initial target bonus levels. Our Compensation Committee generally reviews target bonus levels each fall in anticipation of the coming year. In the first quarter of 2010, Towers Watson presented comparable market data to our Compensation Committee on target bonus levels at peer companies, company financial status and market conditions generally. After considering this information, the Compensation Committee set the target bonus levels for our then-employed NEOs as noted below. Subsequently, in connection with hiring Mr. Spangler and Mr. Burlington, the Compensation Committee established the target bonuses for these individuals based on reference to peer company data, internal pay equity, the criticality of these roles to our company and reflection on current market conditions as follows:

Name	2009 Target Bonus %	2010 Target Bonus %	Change (absolute)	Market Position (percentile)	Rationale
Rosemary A. Crane	50%	70%	+20%	60th	Bring to competitive market levels for a public company CEO
Patrick D. Spangler	N/A	60%	N/A	75th	Similarly competitive level for public company CFO; new hire
Paul F. Banta	35%	35%	0%	50th	Appropriately positioned
David B. Burlington	N/A	60%	N/A	60th	Similarly competitive for public company COO; new hire
Joseph B. Kleine	commission	70%	N/A	75th	Similarly competitive for public company CCO; critical position
Burt W. Podbere	35%	35%	0%	60th	Appropriately positioned
Richard H. Van Hoesen	40%	50%	+10%	60th	Similarly competitive for public company CFO

        The Compensation Committee felt that these target bonus levels (including positioning against the public peer companies and differentiation among officers reflecting their impact to the organization) were appropriately given:

  •
  The belief that the incentive opportunity should make up a larger portion of a NEO's target total compensation as the executive's level of responsibility increases; and

  •
  The belief that these levels were internally fair and financially responsible, yet still provided appropriate motivation to executives to achieve our growth objectives.

        The actual bonus amounts earned under our management bonus program in any year depend on the achievement of our corporate objectives. The corporate objectives for the bonus program are based on the broader company business plan that is approved each spring by the Compensation Committee. For 2010, the Compensation Committee selected the following three key business metrics, weighted equally, from our general business plan as well as the successful launch of our EHR product as the corporate objectives for the bonus plan:

  •
  sales bookings, meaning total dollar amount of business contracted during the year;

  •
  adjusted revenue is measured as GAAP revenue calculated in accordance with our revenue recognition policies in effect at the time; and

  •
  adjusted EBITDA, measured as GAAP net income before interest income, interest expense, other income (expense) net, provision for income taxes, depreciation and amortization expense, and stock-based compensation expense.

        The Compensation Committee believed these metrics were appropriate as these metrics can be meaningfully influenced by management's actions and both directly and indirectly reflect company growth and stockholder value creation. In order to earn any bonus under the program, we had to achieve the following threshold levels of each metric:

  •
  85% of our business plan for sales bookings;

  •
  92% of our business plan for adjusted revenue; and

  •
  75% of our business plan for adjusted EBITDA.

        If any one threshold level was missed, no bonus would be earned. If all three threshold levels were achieved, then the actual bonus was calculated based on actual achievement, and the bonus payout for each metric could vary from 0% to 200% of the target bonus amount for that metric based on the actual over- or under-achievement of that metric according to the parameters in the following tables:

Bookings (30% of overall bonus target)

% Attainment	<85%	90%	100%	110%	≥115%
Bonus % Payout	0%	50%	100%	150%	200%

Revenue (30% of overall bonus target)

% Attainment	<92%	96%	100%	104%	≥108%
Bonus % Payout	0%	80%	100%	120%	200%

EBITDA (30% of overall bonus target)

% Attainment	<75%	95%	100%	115%	≥125%
Bonus % Payout	0%	90%	100%	150%	200%

        A fourth goal, the successful launch of the beta version of our EHR product, is worth 10% of the bonus.

        On March 24, 2011, our Compensation Committee approved the achievement against target for each of these metrics as follows:

  •
  adjusted bookings at 108% of target;

  •
  adjusted revenue at 103% of target;

  •
  adjusted EBITDA (excluding our EHR segment) at 110% of target; and

  •
  successful launch of the beta version of our EHR product at 50% of target.

        Given these results, the bonus program resulted in bonuses at 119.8% of target and the Compensation Committee approved cash bonus payments to our named executive officers (other than the payment to Ms. Crane, which was recommended to, and approved by, the Board) as follows:

Named Executive Officer	Cash Bonus Payment
Rosemary A. Crane	$293,510
Patrick D. Spangler	$53,093
Paul F. Banta	$106,922
David B. Burlington	$24,695
Joseph B. Kleine	$234,808
Burt W. Podbere	$91,561

        Equity compensation.    Our equity incentive program is intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that if our executive officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. To support this philosophy, our equity program emphasizes stock options, and for the executive team, performance stock options that are tied to the achievement of our growth and financial goals. Our grants have traditionally had four year vesting requirements, which in 2010 the Compensation Committee increased to five years to further incent our leadership team to focus on longer-term Company value. Finally, we believe that equity compensation is an integral component of our efforts to attract exceptional executives, senior management and employees.

        We currently grant both stock options and occasionally restricted stock units that vest based on time served, as well as performance-based stock options and restricted stock units under which performance against corporate metrics in a given year determines the number of shares that may then begin vesting over a subsequent time-based vesting period. These performance-based equity units are the primary equity award for our NEOs. In determining the mix of awards, the Compensation Committee considers the importance of focusing executives on achieving key metrics from our business plan, the mix of equity awards at our peer companies, the potentially dilutive impact of stock awards, the fair market value of our common stock (and therefore the potential for gains under options as opposed to full value awards in the coming years), current holdings of our executives and the tax consequences to Epocrates and the recipients.

        As with cash incentive opportunities, in determining the target equity opportunity for each NEO, the Compensation Committee believes that the incentive opportunity should make up a larger portion of a NEO's target total compensation as the executive's level of responsibility increases. For example, the target levels of equity incentives for our Chief Executive Officer are generally greater than the target incentive compensation opportunities afforded to our other NEOs. This approach to internal pay equity reflects the Compensation Committee's recognition of the relative importance of each executive officer's contributions to the success of Epocrates. By increasing the portion of total target compensation that is performance-based with increasing levels of responsibility, we believe our compensation program provides appropriate levels of incentive for our executive officers to perform their duties to the best of their abilities.

        Aggregate awards in 2010.    The following table lists the number and types of awards granted to each NEO in 2010.

Name	2010 Time-Based Option Grants	2010 Performance-Based RSU Grants (at max 125% of target)	2010 Performance Option Grant (at max 125% of target)	Market Position (percentile)
Rosemary A. Crane	N/A	39,300	N/A	Median
Patrick D. Spangler	301,740	N/A	N/A	75th
Paul F. Banta	N/A	N/A	58,950	90th
David B. Burlington	255,494	N/A	N/A	Median
Joseph B. Kleine	N/A	N/A	78,600	90th
Burt W. Podbere	47,160	N/A	N/A	90th
Richard H. Van Hoesen	N/A	N/A	N/A	75th

        As further described in the paragraphs below, the Compensation Committee felt that these award levels and differentiation among executive officers were appropriate for several reasons, including:

  •
  The need to attract and retain exceptional talent in a competitive locale for critical executive roles;

  •
  The belief that the incentive opportunity should make up a larger portion of a NEO's target total compensation as the executive's level of responsibility increases;

  •
  The overall contribution provided based on tenure with Epocrates and the level of unvested/potential gains;

  •
  Comparable levels of awards for similar positions;

  •
  The desire to be internally consistent by providing each new hire executive officer with an initial option grant that was comparable to grants held by continuing executives; and

  •
  The belief that these levels were internally fair and financially responsible and yet still provided appropriate motivation to executives to achieve our objectives in light of their respective existing aggregate equity holdings.

        Each of the senior executive team employed during our annual grant cycle received performance-based options with the exception of the Chief Executive Officer, who received performance-based restricted stock units. The Compensation Committee felt granting only restricted stock units was appropriate for the Chief Executive Office to both align her equity interests with shareowners and to assist in managing stockholder dilution. Mr. Spangler and Mr. Burlington, as new hires in the latter part of the fiscal year, received time-based stock option grants so that their overall potential ownership of Epocrates was in line with similar executives in a company about to become public, and, to ensure their interests were aligned with stockholders and investors as we became a public company.

        Time-based awards.    Because we grant stock options with an exercise price equal to the value of our common stock on the date of grant, these options will have value to our executive officers only if the market price of our common stock increases after the date of grant and through the date of vesting. Historically, stock options granted to our executive officers at hiring vest over 48 months with 25% of the shares vesting on the first anniversary of the vesting commencement date and the remainder vesting monthly over the next 36 months. In 2010, the Compensation Committee increased the vesting period to five years or 60 months with 20% of the shares vesting on the first anniversary of the vesting commencement date and the remainder vesting monthly over 48 months to further incent our leadership team to focus on longer-term Company value.

        Performance-based awards.    In order to provide an additional incentive to management to achieve our business objectives while working as a team, and to further align the interests of management with our stockholders, the Compensation Committee granted performance-based stock options to certain of our NEOs in April and performance-based restricted stock units to our Chief Executive Officer. These performance-based options have largely replaced time-based options for our NEOs—other than grants of time-based options to new hire executives. After considering information from Towers Watson regarding equity compensation levels at peer companies without benchmarking to a specific level, company financial status and market conditions generally and comparable levels of overall equity holdings at similar stage companies, the Compensation Committee determined a target number of such options to be earned at 100% performance, and then made the grant for 125% of such target number, with an exercise price equal to $13.36, which the Board determined was the fair market value on the date of grant.

        The actual amount of shares or units, as applicable, that can be earned under the performance-based stock option and restricted stock unit program in any year depends on the achievement of our corporate objectives. The corporate objectives for the program are based on the broader Company business plan that is approved each spring by our Compensation Committee. For 2010, the Compensation Committee selected the same three key business metrics, weighted equally, as under our cash bonus plan, however with differing thresholds and maximums. The Compensation Committee felt it was appropriate to use the same metrics as under the cash-based plan because these metrics can be meaningfully influenced by management's actions and both directly and indirectly reflect Company growth and stockholder value creation.

        The number of shares that could be earned for each metric could vary from 0% to 125% of the target amount for that metric based on the actual over- or under-achievement of that metric according to the parameters in the following tables:

Bookings (30% of overall grant target)

% Attainment	≤75%	≤90%	100%	≥105%
Bonus % Payout	0%	75%	100%	125%

Revenue (30% of overall grant target)

% Attainment	≤90%	≤95%	100%	≥108%
Bonus % Payout	0%	75%	100%	125%

EBITDA (30% of overall grant target)

% Attainment	≤70%	≤85%	100%	≥115%
Bonus % Payout	0%	75%	100%	125%

        A fourth goal, the successful launch of the beta version of our EHR product, is worth 10% of the award.

        As set forth above, our Compensation Committee approved the achievement against target for each of these metrics on March 24, 2011. Pursuant to the bonus plan, the unearned shares subject to options and restricted stock unit awards from the grant were cancelled and returned to the available reserve under the 2010 Equity Incentive Plan. The shares subject to "earned" options and restricted stock unit awards will vest over a three year period commencing January 1, 1011.

        Accelerated vesting.    Under the terms of our stock plans and certain executives' employment agreements and offer letters, the vesting of equity awards may be accelerated in the event of certain material corporate transactions, as well as in the event of certain involuntary terminations of employment following certain material corporate transactions. We believe these accelerated vesting provisions are appropriate in light of the collective knowledge and experiences of our Board members on compensating individuals in the positions held by similarly situated executive officers at other companies (without reference to any specific peer group or any specific benchmark level of compensation), and therefore allow us to attract and retain high quality executives. In the case of accelerated vesting upon a change-of-control, the accelerated vesting allows our executives to focus on closing a transaction that may be in the best interests of our stockholders even though it may otherwise result in a termination of their employment and therefore a forfeiture of their equity awards.

Severance and change of control benefits

        Each of our named executive officers is entitled to severance and/or change-of-control benefits, the terms of which are described in detail below under "Executive Employment and Severance Agreements." With respect to change-of-control benefits, we provide severance compensation if an executive officer is terminated in connection with or subsequent to a change-of-control transaction to further promote the ability of our executive officers to act in the best interests of our stockholders even though they could be terminated following such a transaction. Change- of-control vesting acceleration benefits are structured on a "double-trigger" basis, meaning that the executive officer must experience a constructive termination or a termination without cause in connection with a change-of-control in order for the benefits to become due, which is directly tied to our goal of eliminating, or at least reducing, any reluctance of our named executive officers to diligently consider and pursue a potential change-of-control transaction notwithstanding the risk to their own job positions. We also believe that the other severance benefits are appropriate, particularly with respect to a termination by us without cause since, in that scenario, we and the executive have a mutually-agreed-upon severance package that is in place prior to any termination event which provides us with more flexibility to make a change in executive management if such a change is in our stockholders' best interests. We believe that these severance and changes-of-control benefits are an essential element in our executive compensation packages and assist us in recruiting and retaining talented individuals. The severance and changes-in-control benefits do not influence and are not influenced by other elements of compensation, as these benefits serve different objectives than the other elements of compensation.

Other benefits

        We have a 401(k) plan in which substantially all of our employees are entitled to participate. Employees contribute their own funds, as salary deductions, on a pre-tax basis. Contributions may be made up to plan limits, subject to government limitations. The plan permits us to make matching contributions if we choose; however, to date we have not made any matching contributions. We provide health care, dental and vision benefits to all full-time employees, including our executive officers. We also have a flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified health care expenses and qualified dependent care expenses not reimbursed by insurance. These benefits are available to all employees, subject to applicable laws.

        Employee benefits & limited perquisites.    Each of our NEOs is eligible to participate in our package of broad-based employee benefit programs, on the same terms and conditions as other employees, including health, dental and vision insurance, medical and dependent care flexible spending accounts, basic life insurance, short- and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) retirement plan. The 401(k) plan permits us to make matching contributions if we choose; however, to date we have not made any matching contributions. We believe these benefits are consistent with benefits provided by other companies based on the experiences and individual knowledge of the members of the Board regarding compensation of similarly situated executives at other companies (without reliance on third party surveys of compensation paid to such executives at any specific companies or benchmarking to any specified level of compensation paid by any specific companies) and help us to attract and retain high quality executives. In addition, as part of our negotiations in hiring Ms. Crane, and given that her primary residence is near Philadelphia and our largest facility is in California, we agreed to provide her with a $5,000 per month housing allowance to minimize the expense to us for providing accommodations to her when she travels for work to California.

Equity compensation policies

        We encourage our executive officers to hold a significant equity interest in Epocrates, but have not set specific ownership guidelines. Currently, we do not have an equity award grant timing policy. We have a policy that prohibits its executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Epocrates stock.

Compensation recovery policies

        The Compensation Committee has not determined whether it would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Accounting considerations

        We account for equity compensation paid to our employees under ASC 718, which requires us to estimate and record an expense over the service period of the award. Our cash compensation is recorded as an expense at the time the obligation is accrued. The accounting impact of our compensation programs is just one of many factors that are considered in determining the size and structure of our programs.

Tax considerations

        After completion of our initial public offering, and subject to certain rules that exempt pre-existing arrangements approved prior to this offering, as a publicly-held company we are not permitted a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per covered executive officer in any year. The limitation applies only to compensation that is not performance based. Non-performance based compensation paid to our executive officers for 2009 did not exceed the $1.0 million limit for any executive officer and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to any executive officer for 2010 will be in excess of the deductible limit.

        The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive award programs tied to our financial performance or equity incentive grants tied to the executive officer's continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain this flexibility in determining cash and equity incentive compensation in order to attract and retain high caliber executive officer candidates, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

        Also, the Compensation Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Internal Revenue Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Risk analysis of our compensation plans

        The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The Compensation Committee performed an assessment of our compensation programs and policies, with a focus on incentive compensation programs (including our annual bonus program and our equity compensation program). The Compensation Committee reviewed the compensatory objectives and key provisions (including performance goals) of those programs and considered the potential for a participant to engage in risk-taking behavior to earn awards under those programs, as well as the risk mitigation features associated with those programs. Following such assessment, the Compensation Committee believes that the design of our compensation policies and programs encourage our employees to remain focused on both our short-and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which the Compensation Committee believes encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

SUMMARY COMPENSATION TABLE

        The following table shows for the fiscal year ended December 31, 2010, and, with respect to certain individuals, fiscal year ended December 31, 2009, compensation awarded to or paid to, or earned by, Epocrates' Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2010, and one former executive officer who departed from Epocrates during the fiscal year (the "named executive officers" or "NEOs").

Name and principal position	Year		Salary ($)	Bonus ($)		Stock awards ($)(1)	Option awards ($)(1)		Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
Rosemary A. Crane,	2010		350,000	—		467,923	—		293,510	(9)	60,552	(10)	1,171,985
President and Chief Executive	2009	(8)	340,000	—		—	4,238,756		102,000	(2)	55,529	(3)	4,736,285
Officer
Patrick D. Spangler,	2010		73,864	—		—	1,767,333		53,093		65	(6)	1,894,356
Chief Financial Officer(13)
Paul F. Banta,	2010		255,000	—		—	314,020		106,922	(9)	552	(6)	676,494
Executive Vice President, General
Counsel and Secretary
David B. Burlington,	2010		36,818	—		—	1,606,399		26,465		45	(6)	1,669,727
Chief Operations Officer(14)
Joseph B. Kleine,	2010		272,120	40,000	(11)	—	418,693		234,808	(9)	360	(6)	965,981
Chief Commercial Officer	2009	(8)	218,693	40,000		—	752,340		215,034	(4)	137,380	(5)	1,363,447
Burt W. Podbere,	2010		218,367	50,000	(15)	—	284,293		91,561	(9)	202	(6)	644,423
Senior Vice President and Former Interim Chief Financial Officer
Richard H. Van Hoesen,	2010		153,213	—		—	—		—		142,871	(12)	296,084
Former Executive Vice President	2009	(8)	255,000	—		—	185,800	(7)	61,200	(2)	552	(6)	502,552
and Chief Financial Officer

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in the fiscal year ended December 31, 2009 computed in accordance with the provisions of FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)
Represents cash bonus paid in 2010 for performance in 2009 pursuant to our 2009 Cash Bonus Plan.

(3)
Represents $529 for costs related to group term life insurance premiums and $55,000 for Ms. Crane's living allowance. For a description of Ms. Crane's living allowance, see the section entitled "Executive Employment and Severance Agreements."

(4)
Represents a cash payment of $39,240 made in 2010 for performance in 2009 pursuant to our 2009 Cash Bonus Plan and a cash payment of $175,794 made for performance in 2009 pursuant to our commission plan.

(5)
Represents $303 for costs related to group term life insurance premiums and $137,077 paid to Mr. Kleine in connection with a tender offer completed in 2009.

(6)
Represents costs related to group term life insurance premiums.

(7)
Mr. Van Hoesen's employment with us terminated on July 31, 2010.

(8)
2009 compensation information is included for certain individuals as was previously disclosed in public filings.

(9)
Cash bonuses pursuant to our 2010 Cash Bonus Plan were approved by our Compensation Committee on March 24, 2011.

(10)
Represents $552 for costs related to group term life insurance premiums and $60,000 for Ms. Crane's living allowance.

(11)
Represents a cash bonus associated with Mr. Kleine's promotion.

(12)
Represents a cash payment for (i) $76,606 as Mr. Van Hoesen's target bonus pursuant to our 2010 Cash Bonus Plan paid as part of severance, (ii) a severance payment of $65,663 and (iii) $602 for costs related to group term life insurance premiums.

(13)
Mr. Spangler's employment with us commenced in September 2010.

(14)
Mr. Burlington's employment with us commenced in October 2010.

(15)
Represents a cash bonus paid to Mr. Podbere in 2010 for performance in 2010.

2010 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information regarding grants of plan-based awards to our NEOs during the year ended December 31, 2010.

		Estimated future payouts under equity incentive plan awards(1)(2)		All other option awards: number of securities underlying options (#)(3)
						Grant date fair value of stock and option awards $(5)
					Exercise or base price of option awards ($/Sh)(4)
Name	Grant date	Target (#)	Maximum (#)
Rosemary A. Crane	08/25/10	31,440	39,300	—	—	467,923
Patrick D. Spangler	10/28/10	—	—	301,740	13.36	1,767,333
Paul F. Banta	08/25/10	47,160	58,950	—	13.36	314,202
David B. Burlington	12/22/10	—	—	255,494	13.99	1,606,399
Joseph B. Kleine	08/25/10	62,880	78,600	—	13.36	418,693
Burt W. Podbere	08/25/10	—	—	39,300	13.36	234,885
	12/22/10	—	—	7,860	13.99	49,408
Richard H. Van Hoesen	—	—	—	—	—	—

(1)
Represents all awards granted under our 2010 executive bonus plan in 2010, which were determined based on performance in 2010. With the exception of Ms. Crane, who received a restricted stock unit award, all awards were stock options. This table shows the awards that are possible at the threshold, target and maximum levels of performance. The Summary Compensation Table above shows the actual awards earned by our named executive officers under the 2010 executive bonus plan. All the option grants and Ms. Crane's restricted stock unit award were made under our 2008 Equity Incentive Plan.

(2)
The maximum number of options or restricted stock units were granted, but the number of options or restricted stock units actually earned is subject to reduction based on achievement of 2010 corporate goals relating to bookings, net revenue and adjusted EBITDA, with each of the three metrics weighted equally. Once determined, the shares subject to the option or restricted stock unit will vest in 36 equal monthly installments, subject in each case to the recipient's continued service.

(3)
The stock options were granted under our 2008 Equity Incentive Plan. The shares subject to each stock option vest over 60 equal monthly installments, subject in each case to the recipient's continued service.

(4)
Represents the per share fair market value of our common stock, as determined by our Board in good faith on the grant date.

(5)
Represents the grant date fair value of options granted. For options whose ultimate vesting is based on achievement of performance criteria ("performance-based options"), the amount disclosed is the grant date fair value based upon an estimate of the probable outcome of such conditions as of the grant date and excludes estimates of forfeiture . The following table presents the aggregate grant date fair value of such performance-based options assuming that the highest level of performance condition would be achieved.

Rosemary A. Crane	$525,000
Patrick D. Spangler	N/A
Paul F. Banta	$352,328
David B. Burlington	N/A
Joseph B. Kleine	$469,770
Burt W. Podbere	N/A

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth certain information regarding outstanding equity awards at fiscal year end for our NEOs for the year ended December 31, 2010.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Rosemary A. Crane	31,440	—		13.26	10/29/18
	337,118	398,415	(1)	12.11	03/01/19	—	—
	13,644	31,010	(2)	12.11	05/07/19	—	—
	—	—		—		39,300	$628,800	(9)
Patrick D. Spangler	—	150,870	(3)	13.36	10/27/20	—	—
	—	150,870	(4)	13.36	10/27/20	—	—
Paul F. Banta	15,720	—		1.21	07/19/15	—	—
	23,580	—		4.08	01/08/16	—	—
	23,579	—		5.95	07/17/16	—	—
	22,925	8,515	(5)	5.50	04/12/17	—	—
	24,137	6,897	(6)	5.50	04/12/17	—	—
	18,525	10,472	(2)	13.26	01/30/18	—	—
	8,185	18,606	(2)	12.11	05/07/19	—	—
	—	58,950	(7)	13.36	08/24/20	—	—
David B. Burlington	—	255,494	(3)	13.99	12/21/20	—	—
Joseph B. Kleine	31,684	—		0.32	06/01/14	—	—
	11,790	—		0.32	07/20/14	—	—
	6,288	—		0.83	04/12/15	—	—
	7,860	—		4.29	01/25/16	—	—
	15,719	—		5.95	07/17/16	—	—
	6,288	—		5.50	04/29/17	—	—
	36,351	10,808	(5)	13.17	11/05/17	—	—
	18,525	10,472	(2)	13.26	01/30/18	—	—
	45,850	111,350	(5)	10.17	12/16/19	—	—
	—	78,600	(7)	13.36	08/24/20	—	—
Burt W. Podbere	14,737	4,913	(5)	13.26	01/30/18	—	—
	2,374	1,556	(5)	13.26	08/06/18	—	—
	11,461	27,838	(5)	10.17	12/16/19	—	—
	3,930	35,370	(8)	13.36	08/24/20	—	—
	—	7,860	(8)	13.99	12/21/20	—	—
Richard H. Van Hoesen	—	—		—	—	—	—

(1)
The shares subject to this stock option vest as to 25% of the shares subject to the option after one year, with the remaining shares subject to the stock option vesting on an equal monthly basis over the following 36 months, subject to recipient's continued service.

(2)
The shares subject to the stock option vest in 36 equal monthly installments, subject in each case to the recipient's continued service.

(3)
The shares subject to this stock option vest as to 20% of the shares subject to the option after one year, with the remaining shares subject to the stock option vesting on an equal monthly basis over the following 48 months, subject in each case to recipient's continued service.

(4)
The maximum number of options were granted but the number of options actually earned is subject to reduction based on certain milestones. Once determined, the shares subject to the option will vest as to 20% after one year, with the remaining shares subject to the stock option vesting on our equal monthly basis over the following 48 months, subject to recipients continued service.

(5)
The shares subject to the stock option vest in 48 equal monthly installments, subject in each case to recipient's continued service.

(6)
The shares subject to the stock option vest in 45 equal monthly installments, subject in each case to the recipient's continued service.

(7)
The maximum number of options were granted, but the number of options actually earned is subject to reduction based on the 2010 corporate goals relating to bookings, net revenue and adjusted EBITDA, with each of the three metrics weighted equally at 30%, and 10% based on the successful launch of the beta version of our EHR product. Once determined, the shares subject to the stock option will vest in 36 equal monthly installments, subject in each case to the recipient's continued service.

(8)
The shares subject to the stock option vest in 60 equal monthly installments, subject in each case to recipient's continued service.

(9)
The value is determined based on the initial public offering price of $16.00 per share multiplied by the number of shares that have not vested, without taking into account any taxes that may be payable in connection with the transaction.

2010 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information regarding option awards exercised by our named executive officers during 2010.

Option awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)
Rosemary A. Crane	—	—
Patrick D. Spangler	—	—
Paul F. Banta	—	—
David B. Burlington	—	—
Joseph B. Kleine	—	—
Burt W. Podbere	—	—
Richard H. Van Hoesen	279,314	2,933,852

(1)
The value realized on exercise is determined based on the initial public offering price of $16.00 per share multiplied by the number of shares that were exercised, without taking into account any taxes that may be payable in connection with the transaction.

PENSION BENEFITS

        Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2010.

NONQUALIFIED DEFERRED COMPENSATION

        We do not currently maintain nonqualified defined contribution plans or other deferred compensation plans.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

        Rosemary A. Crane.    In February 2009, we entered into an offer letter with Rosemary A. Crane, our President and Chief Executive Officer. This letter superseded a prior letter agreement dated December 1, 2008. The offer letter provides for an initial annualized base salary of $340,000 and a target bonus of 50% of her base salary, subject to the discretion of the Board, based on its assessment of both our performance and her performance. In addition, the offer letter provides for a monthly living allowance of $5,000 to cover Ms. Crane's housing costs in the San Francisco Bay Area. Pursuant to the offer letter, Ms. Crane was granted an option to purchase 735,533 shares of our common stock under our 1999 Stock Option Plan with a per share exercise price of $12.11, the fair market value of our common stock on the date of grant, as determined by our Board. Such grant represented approximately 2.9% of our fully diluted outstanding capitalization as of the date of the offer letter. The stock option vested as to 25% of the shares on the first annual anniversary of the vesting commencement date and the remainder vests monthly thereafter over three years, such that on the fourth anniversary of the vesting commencement date of the stock option, the shares shall be fully vested. The offer letter specifies that Ms. Crane's employment is at-will.

        Pursuant to the offer letter, if Ms. Crane's employment is terminated without cause, subject to her general release of all known and unknown claims, Ms. Crane shall be entitled to receive severance pay equal to twelve months of her base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if she timely elects continued group health insurance coverage through COBRA, we will be obligated to pay her COBRA premiums necessary to continue her group health insurance coverage at the same level as in effect as of the termination date for twelve months after her termination or until she becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, under the terms of the offer letter, in connection with such termination of employment, the vesting of Ms. Crane's stock options shall accelerate on the date of termination as to that number of shares that would have become vested if she had remained employed by us until the date twelve months following the employment termination date.

        In addition, under the terms of the offer letter, in connection with such termination of employment or if Ms. Crane resigns for good reason within twelve months after a change-of-control, the vesting of Ms. Crane's stock options shall accelerate in full on the date of termination.

        Patrick D. Spangler.    In January 2011, we entered into an amended and restated offer letter with Patrick D. Spangler, our Chief Financial Officer. The amended and restated offer letter provides for an initial annualized base salary of $300,000 plus a target bonus of 60% of his base salary under our bonus plan based upon successful completion of the objectives set forth in the plan, as determined by our Board. In addition, the amended and restated offer letter provides for relocation benefits, which include (i) reimbursement for up to six round trip coach class airfare tickets per quarter to/from his current primary residence and the San Francisco Bay Area or New Jersey, (ii) reimbursement of up to $1,000 per month for management fees associated with the renting or leasing of his primary residence in Minnesota and (iii) reimbursement for his direct out-of-pocket costs to move his household goods and other personal property to the San Francisco Bay Area or New Jersey, up to a maximum of

$30,000 in the aggregate. Pursuant to the amended and restated offer letter, Mr. Spangler was granted an option to purchase 150,870 shares of our common stock under our 2008 Equity Incentive Plan, with a per share exercise price of $13.36, the fair market value of our common stock on the date of grant, as determined by our Board. This stock option vests as to 20% of the shares on the first annual anniversary of the vesting commencement date and the remainder will vest monthly thereafter over four years, such that on the fifth anniversary of the vesting commencement date of the stock option, the shares shall be fully vested. In addition, Mr. Spangler was granted an additional option to purchase 150,870 shares of our common stock under our 2008 Equity Incentive Plan, with a per share exercise price of $13.36, the fair market value of our common stock on the date of grant, as determined by our Board. This stock option will vest as to 20% of the shares on the first annual anniversary of the vesting commencement date and the remainder will vest monthly thereafter over four years, such that on the fifth anniversary of the vesting commencement date of the stock option, the shares shall be fully vested. The amended and restated offer letter specifies that Mr. Spangler's employment is at-will.

        Pursuant to the amended and restated offer letter, if Mr. Spangler's employment is terminated without cause, subject to his general release of all known and unknown claims, Mr. Spangler shall be entitled to receive severance pay equal to nine months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for nine months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first.

        The amended and restated offer letter further provides, in the event that, within twelve months after a change-of-control of Epocrates, Mr. Spangler's employment is terminated without cause or if Mr. Spangler resigns for good reason, subject to his general release of all known and unknown claims, Mr. Spangler shall be entitled to receive severance pay equal to nine months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for nine months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, except as described above, in connection with such termination of employment, the vesting of Mr. Spangler's stock options shall accelerate in full.

        Paul F. Banta.    In August 2000, we entered into an offer letter with Paul F. Banta, our Executive Vice President, General Counsel and Secretary, as amended by additional letter agreements executed in March 2008, December 2008 and May 2009. The offer letter provides for an initial annualized base salary of $210,000 plus a one time hire-on bonus of $75,000. Pursuant to the offer letter, Mr. Banta was granted an option to purchase 55,020 shares of our common stock under our 1999 Stock Option Plan, with a per share exercise price of $1.27, the fair market value of our common stock on the date of grant, as determined by our Board. This initial grant was cancelled on December 1, 2003 and on June 2, 2004, Mr. Banta was granted a new option to purchase 55,020 shares of our common stock under our 1999 Stock Option Plan, with a per share exercise price of $0.32, the fair market value of our common stock on the date of grant, as determined by our Board, and a vesting commencement date of September 18, 2000. This stock option is now fully vested. The offer letter specifies that Mr. Banta's employment is at-will.

        Pursuant to the amended offer letter, if Mr. Banta's employment is terminated without cause, subject to his general release of all known and unknown claims, Mr. Banta shall be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first.

        The amended offer letter further provides, in the event that, within twelve months after a change-of-control of Epocrates, Mr. Banta's employment is terminated without cause or if Mr. Banta resigns for good reason, subject to his general release of all known and unknown claims, Mr. Banta shall be entitled to receive severance pay equal to nine months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for nine months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Banta's stock options shall accelerate in full.

        David B. Burlington.    In October 2010, we entered into an offer letter with David B. Burlington, our Chief Operations Officer. The offer letter provides for an initial annualized base salary of $270,000 plus a target bonus of 60% of his base salary under our bonus plan based upon successful completion of the objectives set forth in the plan, as determined by our Board. Pursuant to the offer letter, Mr. Burlington was granted an option to purchase 255,494 shares of our common stock under our 2008 Equity Incentive Plan, with a per share exercise price of $13.99, the fair market value of our common stock on the date of grant, as determined by our Board. This stock option vests as to 20% of the shares on the first annual anniversary of the vesting commencement date and the remainder will vest monthly thereafter over four years, such that on the fifth anniversary of the vesting commencement date of the stock option, the shares shall be fully vested. The offer letter specifies that Mr. Burlington's employment is at-will.

        Pursuant to the offer letter, if Mr. Burlington's employment is terminated without cause, subject to his general release of all known and unknown claims, Mr. Burlington shall be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first.

        The offer letter further provides, in the event that, within twelve months after a change-of-control of Epocrates, Mr. Burlington's employment is terminated without cause or if Mr. Burlington resigns for good reason, subject to his general release of all known and unknown claims, Mr. Burlington shall be entitled to receive severance pay equal to nine months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for nine months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Burlington's stock options shall accelerate in full.

        Joseph B. Kleine.    In January 2001, we entered into an offer letter with Joseph B. Kleine, our Executive Vice President and Chief Commercial Officer, as amended by an additional letter agreement executed in February 2010. The offer letter, as amended, provides for an annualized base salary of $250,000, two transition compensation payments for an aggregate of $80,000 and a target bonus of 40% of his base salary under our bonus plan based upon successful completion of the objectives set forth in the plan, as established by our President and Chief Executive Officer. Pursuant to the offer letter, Mr. Kleine was granted an initial option to purchase 19,650 shares of our common stock in 2001 under our 1999 Stock Option Plan, with a per share exercise price of $1.27, the fair market value of our common stock on the date of grant, as determined by our Board. This initial option grant is fully vested. The 2010 amendment to Mr. Kleine's offer letter provided for the grant of an additional option to purchase 157,200 shares of our common stock under our 2008 Equity Incentive Plan, with a per share price of $10.17. This stock option vests in 48 equal monthly installments, such that on the fourth anniversary of the vesting commencement date of the stock option, the shares shall be fully vested. The offer letter specifies that Mr. Kleine's employment is at-will.

        Pursuant to the amended offer letter, if Mr. Kleine's employment is terminated without cause, subject to his general release of all known and unknown claims, Mr. Kleine shall be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first.

        The amended offer letter further provides, in the event that, within twelve months after a change-of-control of Epocrates, Mr. Kleine's employment is terminated without cause or if Mr. Kleine resigns for good reason, subject to his general release of all known and unknown claims, Mr. Kleine shall be entitled to receive severance pay equal to nine months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for nine months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Kleine's stock options shall accelerate in full.

        Burt W. Podbere.    In May 2007, we entered into an offer letter with Burt W. Podbere, our Senior Vice President, Finance and Chief Accounting Officer, as amended by an additional letter agreement executed in September 2010. The offer letter, as amended, provides for an annualized base salary of $224,200 and a target bonus of 35% of his base salary under our bonus plan based upon successful completion of the objectives set forth in the plan, as established by our President and Chief Executive Officer. Pursuant to the offer letter, Mr. Podbere was granted an initial option to purchase 39,300 shares of our common stock in 2007 under our 1999 Stock Option Plan, with a per share exercise price of $5.80, the fair market value of our common stock on the date of grant, as determined by our Board. Twenty-five percent of the shares subject to this stock option vests on the one year anniversary of the vesting commencement date and the remainder vests in 36 equal monthly installments over the following three years, such that on the fourth anniversary of the vesting commencement date of the stock option, the shares shall be fully vested. The offer letter specifies that Mr. Podbere's employment is at-will.

        Pursuant to the amended offer letter, if Mr. Podbere's employment is terminated without cause, subject to his general release of all known and unknown claims, Mr. Podbere shall be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first.

        The amended offer letter further provides, in the event that, within twelve months after a change-of-control of Epocrates, Mr. Podbere's employment is terminated without cause or if Mr. Podbere resigns for good reason, subject to his general release of all known and unknown claims, Mr. Podbere shall be entitled to receive severance pay equal to nine months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for nine months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Podbere's stock options shall accelerate in full.

        Richard H. Van Hoesen.    In October 2006, we entered into an offer letter with Mr. Van Hoesen, to serve as our Chief Financial Officer and Senior Vice President, Finance, as amended by letter agreements executed in March 2008 and December 2008. The offer letter provides for an initial annualized base salary of $250,000 and an annual bonus of up to 35% of Mr. Van Hoesen's annual earnings, based upon our performance against our management bonus plan. Mr. Van Hoesen must remain employed during the entire year to earn and be eligible to receive a bonus under the management bonus plan. Mr. Van Hoesen was granted an option to purchase 275,868 shares of our common stock under our 1999 Stock Option Plan, with a per share exercise price of $5.50, the fair market value of our common stock on the date of grant, as determined by our Board. The stock option vested as to 25% of the shares on the first annual anniversary of the vesting commencement date and the remainder will vest monthly thereafter over three years, such that on the fourth anniversary of the vesting commencement date of the stock option, the shares shall be fully vested. The offer letter specifies that Mr. Van Hoesen's employment is at-will.

        Pursuant to the offer letter with Mr. Van Hoesen described above, if Mr. Van Hoesen's employment is terminated without cause or if Mr. Van Hoesen resigns for good reason, subject to his general release of all known and unknown claims, Mr. Van Hoesen shall be entitled to receive, in addition to the payment of his annual bonus pro-rated based on the employment termination date, severance pay equal to nine months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and provided that he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums sufficient to continue his group health insurance coverage at the same level as in effect as of the termination date for nine months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first.

        In addition to the foregoing payments, under the terms of the offer letter, if Mr. Van Hoesen's employment is terminated without cause or if he resigns for good reason, each within twelve months after a change-of-control or an acquisition transaction of Epocrates, and subject to his general release of all known and unknown claims, the vesting of his stock options shall accelerate in full.

        Mr. Van Hoesen's employment with us terminated on July 31, 2010. He was entitled to compensation in connection with such termination.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

        The following table estimates the potential payments and benefits payable upon employment termination for each named executive officer as if his or her employment had been terminated on December 31, 2010, the last business day of our prior fiscal year.

	No Change-of-Control					Change-of-Control
	Termination without cause ($)					Termination without cause or for good reason ($)
Name	Base salary		COBRA premiums		Vesting acceleration(1)	Base salary		COBRA premiums		Vesting acceleration(1)
Rosemary A. Crane	350,000	(2)	19,421	(5)	963,844	350,000	(2)	19,421	(5)	2,299,263
Patrick D. Spangler	225,000	(3)	15,528	(6)	—	225,000	(3)	15,528	(6)	796,594
Paul F. Banta	127,500	(4)	6,227	(7)	—	191,250	(3)	9,341	(10)	418,525
David B. Burlington	135,000	(4)	3,248	(8)	—	202,500	(3)	4,872	(11)	513,543
Joseph B. Kleine	136,060	(4)	9,711	(9)	—	204,090	(3)	14,566	(12)	921,456
Burt W. Podbere	112,100	(4)	9,711	(9)	—	168,150	(3)	14,566	(12)	330,965
Richard H. Van Hoesen(13)	142,269	(14)	—		—	—		—		—

(1)
The value of vesting acceleration is calculated based on the initial public offering price of $16.00 with respect to unvested option shares subject to acceleration minus the exercise price of the unvested option shares.

(2)
Represents continuation of base salary for a period of 12 months. Ms. Crane is only entitled to receive this payment in the event her employment is terminated without cause.

(3)
Represents continuation of base salary for a period of nine months.

(4)
Represents continuation of base salary for a period of six months.

(5)
Represents payment of 12 months of continued COBRA premiums for medical, dental and vision coverage, calculated at $1,618.42 per month for the twelve month period ended December 31, 2010, including a 2% administrative fee. Ms. Crane is only entitled to receive this payment in the event her employment is terminated without cause.

(6)
Represents payment of nine months of continued COBRA premiums for medical, dental and vision coverage, calculated at $1,725.38 per month for the twelve month period ended December 31, 2010, including a 2% administrative fee.

(7)
Represents payment of six months of continued COBRA premiums for medical, dental and vision coverage, calculated at $1,037.84 per month for the twelve month period ended December 31, 2010, including a 2% administrative fee.

(8)
Represents payment of six months of continued COBRA premiums for medical, dental and vision coverage, calculated at $541.35 per month for the twelve month period ended December 31, 2010, including a 2% administrative fee.

(9)
Represents payment of six months of continued COBRA premiums for medical, dental and vision coverage, calculated at $1,618.42 per month for the twelve month period ended December 31, 2010, including a 2% administration fee.

(10)
Represents payment of nine months of continued COBRA premiums for medical, dental and vision coverage, calculated at $1,037.84 per month for the twelve month period ended December 31, 2010, including a 2% administrative fee.

(11)
Represents payment of nine months of continued COBRA premiums for medical, dental and vision coverage, calculated at $541.35 per month for the twelve month period ended December 31, 2010, including a 2% administrative fee.

(12)
Represents payment of nine months of continued COBRA premiums for medical, dental and vision coverage, calculated at $1,618.42 per month for the twelve month period ended December 31, 2010, including a 2% administrative fee.

(13)
Mr. Van Hoesen's employment with us terminated on July 31, 2010. He was entitled to compensation in connection with such termination.

(14)
Represents amounts paid pursuant to the Separation Agreement by and between Epocrates and Mr. Van Hoesen, dated as of July 29, 2010.

NON-EMPLOYEE DIRECTOR COMPENSATION

Cash Compensation Arrangements

        Effective October 2009, each non-employee director, other than the Chairperson of the Board, is entitled to an annual retainer of $10,000 per year, payable quarterly. The Chairperson of the Board is entitled to an annual retainer of $15,000 per year, payable quarterly. In addition, all members of our Board are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board or committee meetings.

        Following the completion of our initial public offering in February 2011, we will pay each of our non-employee directors as applicable:

  •
  $30,000 per year for service as a Board member, payable quarterly;

  •
  $25,000 per year for service as Chairperson of the Board, payable quarterly;

  •
  $20,000 per year for service as Chairperson of the Audit Committee, payable quarterly;

  •
  $15,000 per year for service as Chairperson of the Compensation Committee, payable quarterly;

  •
  $10,000 per year for service as Chairperson of the Corporate Governance and Nominating Committee, payable quarterly;

  •
  $1,000 for each Board meeting attended in person;

  •
  $500 for each Board meeting attended telephonically or by videoconference;

  •
  $12,000 per year for service on the Audit Committee, payable quarterly; and

  •
  $7,000 per year for service on the Compensation Committee and Corporate Governance and Nominating Committee, payable quarterly.

        In lieu of the cash compensation set forth above, each non-employee director may elect to receive an option to purchase our common stock exercisable for a number of shares equal to the total cash compensation divided by the fair market value of our common stock on the date of grant.

        All members of our Board will continue to be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

2010 Director Compensation

        The following table provides compensation information for all our non-employee directors during 2010:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)(3)	Total ($)
Philippe O. Chambon	10,000	92,074	102,074
Darren W. Cohen	10,000	92,074	102,074
Thomas L. Harrison	10,000	92,074	102,074
Patrick S. Jones	15,000	92,074	107,074
Gilbert H. Kliman	10,000	92,074	102,074
John E. Voris	10,000	92,074	102,074
Mark A. Wan	10,000	92,074	102,074
Jacob J. Winebaum	4,792	279,982	284,774

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in the fiscal year ended December 31, 2010 computed in accordance with the provisions of FASB ASC Topic 718. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)
The aggregate number of shares subject to outstanding option awards held by each of the directors listed in the table above as of December 31, 2010 was as follows: Dr. Chambon, 31,440 shares; Mr. Cohen, 31,440 shares; Mr. Harrison, 163,749 shares; Mr. Jones, 108,729 shares; Dr. Kliman, 31,440 shares; Mr. Voris, 103,409 shares; Mr. Wan, 31,440 shares and Mr. Winebaum, 47,160 shares.

(3)
1/12th of the shares subject to each option award vest monthly over one year, subject in each case to the recipient's continued service as a director.

        Upon election to the Board, each non-employee director shall be granted an option to purchase 19,650 shares of our common stock. Thereafter, each non-employee director shall be entitled to an annual grant of an option to purchase 11,790 shares of our common stock. Each of these options will have an exercise price equal to the fair market value of our common stock on the date of grant and will vest monthly over 12 months such that the entire option shall be fully-vested after one year.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2010, with respect to shares of our common stock that may be issued upon the exercise of stock options and other rights under our existing equity compensation plans, which consists of our 1999 Stock Option Plan, our 2008 Equity Incentive Plan and our 2010 Equity Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)	Weighted average exercise price of outstanding options warrants and rights (b)	Number of available securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	6,456,206	$9.19	1,130,800	(2)
Equity compensation plans not approved by stockholders	—	—	—
Total

(1)
Consists of three plans: our 1999 Stock Option Plan, our 2008 Equity Incentive Plan and our 2010 Equity Incentive Plan.

(2)
The number of shares reserved for issuance under our 2010 Equity Incentive Plan will automatically increase on January 1st each year, starting on January 1, 2012 and continuing through January 1, 2014, by the lesser of (a) four percent (4%) of the total number of shares of our common stock outstanding on the last day of the preceding calendar year, (b) 1,965,000 shares of our common stock, or (c) a number determined by our Board that is less than (a) or (b).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATED-PERSON TRANSACTIONS

        In addition to the executive and director compensation arrangements, including the employment, termination of employment and change-of-control arrangements, discussed above under "Executive Compensation and Related Information," the following is a description of transactions since January 1, 2010 (unless otherwise specified) to which we have been a party, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Employment agreements

        We have entered into employment agreements with our executive officers. For more information regarding these agreements, see the section above entitled "Executive Employment and Severance Agreements."

Director and officer indemnification

        Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors. In addition, we have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware Law.

Other agreements

        In December 2005, we entered into a Master Services Agreement with Reliant Pharmaceuticals, Inc., or Reliant, whereby we provide certain creative development, implementation and reporting and project management services through our DocAlert® channel. One of our stockholders, The Bay City Capital Fund II, L.P. and its related entities, holds greater than a 10% equity interest in Reliant and, as such, may have a material direct or indirect interest in our transactions with Reliant. We recorded revenue from Reliant of approximately $0 for the year ended December 31, 2010.

        In 2009, we entered into various agreements with Cline Davis & Mann, Inc. and SSCG Media Group, a division of Cline Davis & Mann, whereby we provided various marketing, educational, media and creative services through our DocAlert channel. Cline Davis & Mann is a subsidiary of DAS, where Mr. Harrison, a member of our Board, serves as the Chief Executive Officer. For the year ended December 31, 2010, we recorded revenue of $344,932 and $1,794,285 from Cline Davis & Mann and SSCG Media Group, respectively. Mr. Harrison does not have a direct or indirect material interest in these transactions and these transactions are immaterial to DAS.

        In 2010, we provided services to Porter Novelli, also a DAS subsidiary. In connection with these services, we recorded revenue from Porter Novelli of approximately $189,508 for the year ended December 31, 2010. In addition, in 2010, Porter Novelli provided advertising services to us and we incurred expenses of approximately $589,381 for 2010 in connection with these advertising services. Mr. Harrison does not have a direct or indirect material interest in this transaction and this transaction is immaterial to DAS.

Review, approval or ratification of transactions with related parties

        Pursuant to our written Code of Business Conduct and Ethics, executive officers and directors are not permitted to enter into any transactions with Epocrates without the approval of either our Audit Committee, pursuant to the provisions set forth in the Audit Committee Charter, or our Board. In approving or rejecting such proposed transactions, the Audit Committee or Board, as applicable, shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee or Board, as applicable, including but not limited to the risks, costs, benefits to us, the terms of the transactions, the availability of other sources for comparable services or products and, if applicable, the impact on a director's independence. Our Audit Committee and/or Board shall approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee or Board determines in the good faith exercise of its discretion. We have designated a compliance officer to generally oversee compliance with the Code of Business Conduct and Ethics.

        All of the transactions described above were entered into prior to the adoption of our Code of Business Conduct and Ethics. As each of the aforementioned were entered into in the ordinary course of business and were deemed not material to our business or operations, they were not formally approved or ratified by our Board or Audit Committee.

        For a complete description of the agreements entered into with subsidiaries of DAS, of which Thomas L. Harrison, a member of our Compensation Committee and Board, is the Chief Executive Officer, please refer to the section above entitled "Compensation Committee Interlocks and Insider Participation."

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Epocrates stockholders will be "householding" Epocrates' proxy materials. A single set of our Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of annual meeting materials, please notify your broker or Epocrates. Direct your written request to Epocrates, Inc., Attn: Investor Relations Department, 1100 Park Place, Suite 300, San Mateo, California 94403 or contact Epocrates' Investor Relations Department at 650-227-1700. Stockholders who currently receive multiple copies of the Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors
/s/ PAUL F. BANTA
Paul F. Banta Secretary

April 1, 2011

        A copy of Epocrates' Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Corporate Secretary, Epocrates, Inc., 1100 Park Place, Suite 300, San Mateo, California 94403.

2011 Annual Meeting of Stockholders 200 PrincetonSouth Corporate Center, Suite 340, Ewing, NJ 08628 Proxy Solicited by Board of Directors for Annual Meeting - (April 27, 2011) Rosemary A. Crane or Patrick D. Spangler, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Epocrates, Inc. to be held on April 27, 2011 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 4 and every 3 YRS for Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Epocrates, Inc. 2011 Annual Meeting Admission Ticket 2011 Annual Meeting of Stockholders Epocrates, Inc. Wednesday, April 27, 2011 at 8:30 a.m. Local Time 200 PrincetonSouth Corporate Center, Suite 340 Ewing, New Jersey 08628 Upon arrival, please present this admission ticket and photo identification at the registration desk. From PA (I-95 Northbound): 1. Take Exit 4 (Ewing) 2. Bear RIGHT onto Route 31 South (Pennington Road); Stay in right lane 3. Take immediate RIGHT onto Charles Ewing Boulevard 4. Turn RIGHT into PrincetonSouth Corporate Center (after passing the pond on the right) From Princeton (I-95 Southbound, I-295 and US-1): 1. Take Exit 4 (Ewing) 2. Bear LEFT onto Route 31 South (at light). Travel over I-95 3. Stay in the right lane 4. Turn RIGHT onto Charles Ewing Boulevard 5. Turn RIGHT into PrincetonSouth Corporate Center (after passing the pond on the right) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BD1A 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4 and every 3 YRS for Proposal 3. For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain 2. Say on Pay - An advisory vote on the approval of executive compensation. 3. Say When on Pay - An advisory vote on the approval of the frequency of stockholder votes on executive compensation. 4. Proposal to ratify PricewaterhouseCoopers LLP as the independent public accounting firm for 2011. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Rosemary A. Crane 04 - Philippe O. Chambon, M.D., Ph.D. 07 - Mark A. Wan 02 - Patrick S. Jones 05 - Thomas L. Harrison 03 - Peter C. Brandt 06 - John E. Voris 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 1 1 4 6 0 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on April 27, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/EPOC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
Report of the Audit Committee of the Board(1)
Compensation Committee Report(2)
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
PROPOSAL 4 RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Bookings (30% of overall bonus target)
Revenue (30% of overall bonus target)
EBITDA (30% of overall bonus target)
Bookings (30% of overall grant target)
Revenue (30% of overall grant target)
EBITDA (30% of overall grant target)
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS